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                                                                  Exhibit 3.1.1

                                STATE OF DELAWARE
                                                                         PAGE 1
                        OFFICE OF THE SECRETARY OF STATE

                       -----------------------------------



         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CEDAR BRAKES IV, L.L.C.", CHANGING ITS NAME FROM "CEDAR BRAKES IV, L.L.C." TO "CEDAR BRAKES II, L.L.C.", FILED IN THIS OFFICE ON THE FIRST DAY OF AUGUST, A.D. 2001, AT 2:31 O'CLOCK P.M.



                                  [STATE SEAL]







                           [Seal]  /s/ Harriet Smith Windsor
                                   -------------------------------------------
                                   Harriet Smith Windsor, Secretary of State

3387964  8100                              AUTHENTICATION:  1275525

010376152                                          DATE:  08-02-01



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                            CERTIFICATE OF AMENDMENT
                                     TO THE
                            CERTIFICATE OF FORMATION
                                       OF
                             CEDAR BRAKES IV, L.L.C.

         The undersigned, desiring to amend the Certificate of Formation of CEDAR BRAKES IV, L.L.C., pursuant to the provisions of Section 18-202 of the Limited Liability Company Act of the State of Delaware, does hereby certify as follows:

         FIRST:  The name of the company is:

                 Cedar Brakes IV, L.L.C.

         SECOND: Article 1 of the Certificate of Formation of the Company shall be amended as follows:

         1. Name. The name of the limited liability company shall be Cedar Brakes II, L.L.C.

         IN WITNESS WHEREOF, the undersigned, executed this Amendment to the Certificate of Formation on this 1st day of August 2001.


                                     CEDAR BRAKES IV, L.L.C.


                                     By:  /s/ John B. Holmes, Jr.
                                          ------------------------------------
                                                    John B. Holmes, Jr.
                                                 Chief Operating Officer